EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                     between

                        COMTECH TELECOMMUNICATIONS CORP.,

                          COMTECH/AHA ACQUISITION CORP.

                                       and

                      ADVANCED HARDWARE ARCHITECTURES, INC.

                            Dated as of June 25, 2002


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                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I THE TRANSACTION......................................................1

   1.1.   Sale and Purchase of Assets..........................................1
   1.2.   Assumption of Certain Liabilities....................................3
   1.3.   Consent of Third Parties.............................................6
   1.4.   Closing..............................................................6
   1.5.   Purchase Price.......................................................6
   1.6.   Post-Closing Adjustment to Purchase Price............................6
   1.7.   Deliveries and Proceedings at Closing................................8
   1.8.   Allocation of Consideration..........................................9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER............................9

   2.1.   Qualification; No Interest in Other Entities.........................9
   2.2.   Authorization and Enforceability....................................10
   2.3.   No Violation of Laws or Agreements..................................10
   2.4.   Financial Statements................................................10
   2.5.   No Changes..........................................................11
   2.6.   Contracts...........................................................12
   2.7.   Permits and Compliance With Laws....................................13
   2.8.   Environmental Matters...............................................14
   2.9.   Consents............................................................14
   2.10.  Title...............................................................14
   2.11.  Sufficiency of Assets...............................................14
   2.12.  Taxes...............................................................14
   2.13.  Patents and Intellectual Property Rights............................15
   2.14.  Accounts Receivable.................................................18
   2.15.  Labor Relations.....................................................18
   2.16.  Employee Benefit Plans..............................................18
   2.17.  Absence of Undisclosed Liabilities..................................19
   2.18.  No Pending Litigation or Proceedings................................19
   2.19.  Products Liability..................................................19
   2.20.  Insurance...........................................................20
   2.21.  Relationship with Suppliers.........................................20
   2.22.  WARN Act............................................................20
   2.23.  Condition of Assets.................................................20
   2.24.  Transactions with Related Parties...................................20
   2.25.  Brokerage...........................................................20
   2.26.  Disclosures.........................................................20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER...........................21

   3.1.   Organization and Good Standing......................................21
   3.2.   Authorization and Enforceability....................................21


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                                                                  EXECUTION COPY

   3.3.   No Violation of Laws or Agreements..................................21
   3.4.   Consents............................................................21
   3.5.   Brokerage...........................................................22

ARTICLE IV COVENANTS..........................................................22

   4.1.   Change of Name......................................................22
   4.2.   Public Announcement.................................................22
   4.3.   Further Assurances..................................................22
   4.4.   Cooperation.........................................................22
   4.5.   Post-Closing Obligation to Employees................................23
   4.6.   Taxes...............................................................24
   4.7.   Certain Taxes and Expenses..........................................24
   4.8.   Maintenance of Books and Records....................................24
   4.9.   Collection of Receivables...........................................24
   4.10.  Product Returns.....................................................25
   4.11.  Exclusive Dealing...................................................25
   4.12.  Right of Inspection.................................................25
   4.13.  Conduct of Business.................................................26
   4.14.  Compliance With Bulk Transfer Act...................................26
   4.15.  Disclosure of Changes...............................................26
   4.16.  Stockholder Approval................................................26
   4.17.  Updating Schedules..................................................26

ARTICLE V CONDITIONS TO CLOSING...............................................26

   5.1.   Conditions Precedent to Obligations of Buyer........................26
   5.2.   Conditions Precedent to Obligations of Seller.......................28

ARTICLE VI INDEMNIFICATION AND CERTAIN ADDITIONAL COVENANTS...................29

   6.1. Indemnification Obligations...........................................29

ARTICLE VII TERMINATION.......................................................32

   7.1. Termination...........................................................32
   7.2. Effect of Termination.................................................33

ARTICLE VIII MISCELLANEOUS....................................................33

   8.1.   Construction........................................................33
   8.2.   Nature and Survival of Covenants and Representations................33
   8.3.   Notices.............................................................33
   8.4.   Successors and Assigns..............................................34
   8.5.   Exhibits and Schedules..............................................35
   8.6.   Governing Law.......................................................35
   8.7.   Consent to Jurisdiction.............................................35
   8.8.   Severability........................................................35
   8.9.   No Third Party Beneficiaries........................................35
   8.10.  Amendment and Waiver................................................35


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                                                                  EXECUTION COPY

   8.11.  Counterparts........................................................36
   8.12.  Headings............................................................36
   8.13.  Certain Defined Terms...............................................36
   8.14.  Entire Agreement....................................................36
   8.15.  Parent..............................................................37



                                  DEFINED TERMS

                                                                            PAGE
                                                                            ----

2000 Financial Statements.....................................................11
2001 Financial Statements.....................................................11
Acquired Assets................................................................2
Acquired Liabilities...........................................................3
Advanced Hardware Architectures...............................................22
Affiliate.....................................................................36
Agreement......................................................................1
associate.....................................................................20
Authority.....................................................................36
Beneficiary...................................................................23
Benefit Plans.................................................................19
Business.......................................................................1
Buyer..........................................................................1
Buyer Indemnified Parties.....................................................29
Buyer Terminating Breach......................................................33
Buyer Transaction Documents....................................................9
CERCLA........................................................................14
Closing........................................................................6
Closing Date...................................................................6
Closing Date Payment...........................................................6
Closing Net Asset Statement....................................................7
Code...........................................................................9
Consultant....................................................................18
Contracts......................................................................2
Damages.......................................................................29
employee pension benefit plan..................................................5 employee welfare benefit plan..................................................5
Employees.....................................................................19
Environmental Laws............................................................14
Equipment and Other Tangible Personal Property.................................2
ERISA..........................................................................5
Excluded Assets................................................................3
finally determined.............................................................7
Financial Statements..........................................................11
FIRPTA Affidavit...............................................................8


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                                                                  EXECUTION COPY

GAAP...........................................................................5
including.....................................................................33
including without limitation..................................................33
Indemnified Party.............................................................30
Indemnifying Party............................................................30
Intellectual Property.........................................................17
Intercompany Payables..........................................................5
IP ...........................................................................17
Leasehold Property............................................................14
Leasehold Real Property Interests..............................................2
Licensed IP...................................................................18
Lien..........................................................................36
Litigation Conditions.........................................................30
Lockbox Account...............................................................25
Material Adverse Effect.......................................................37
Net Asset Value................................................................7
noncompetition................................................................13
Noncompetition Agreement.......................................................8
nonsolicitation...............................................................13
OSHA..........................................................................14
Parent.........................................................................1
Permits........................................................................2
Person........................................................................37
Premises.......................................................................3
Prime Rate.....................................................................8
Purchase Price.................................................................6
Purchased IP..................................................................18
qualifying event..............................................................23
Retained Liabilities...........................................................4
Review Period..................................................................7
Seller.........................................................................1
Seller Account Parties........................................................25
Seller Indemnified Parties....................................................29
Seller Terminating Breach.....................................................32
Seller Transaction Documents...................................................9
Seller's Accountants...........................................................7
Seller's knowledge............................................................37
single employer...............................................................36
stay...........................................................................4
strict liability...............................................................4
Tax...........................................................................15
Taxes.........................................................................15
Third Accounting Firm..........................................................7
Third Party Claim.............................................................30
Transaction Documents..........................................................9
Transferred Employees.........................................................23


                                        v
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                                                                  EXECUTION COPY

Work Permits..................................................................18
worms.........................................................................17


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                                                                  EXECUTION COPY

                                TABLE OF EXHIBITS

Exhibit A -          Form of Voting and Proxy Agreement

Exhibit B -          Form of Escrow Agreement

Exhibit C -          Form of Noncompetition Agreement

Exhibit D -          Form of General Warranty Assignment

Exhibit E -          FIRPTA Affidavit of Seller

Exhibit F -          Form of Opinion of Counsel to Seller

Exhibit 5.1(f)       Tyco Submarine Systems, Ltd. Release & Settlement Agreement

                            ASSET PURCHASE AGREEMENT

            This is an ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of June 25, 2002, by and among ADVANCED HARDWARE ARCHITECTURES, INC. ("Seller"), a Delaware corporation having its principal place of business at 2345 NE Hopkins Court, Pullman, Washington 99163-5601, COMTECH TELECOMMUNICATIONS CORP. ("Parent"), a Delaware corporation, and COMTECH/AHA ACQUISITION CORP. ("Buyer"), a Delaware corporation and wholly owned subsidiary of Parent.

                                   Background

            Seller is engaged in the business of design, development and marketing of high value integrated circuit solutions and semiconductors, including technology involving single-chip lossless compression and decompression integrated circuits based on the Adaptive Lossless Data Compression algorithm (the "Business"). Buyer desires to purchase substantially all of the assets, properties and rights of the Business, and Seller desires to sell such assets, properties and rights, on the terms and subject to the conditions set forth in this Agreement.

            As contemplated herein, Seller shall submit the transactions contemplated hereby to its stockholders for their approval pursuant to Section 271 of the Delaware General Corporation Law. Accordingly, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, certain holders of the shares of preferred stock and common stock of Seller ("Seller Stock") with voting power (determined on a fully diluted basis) sufficient to approve this Agreement and the transactions contemplated hereby, are entering into an agreement with Parent in the form attached hereto as Exhibit A (the "Voting and Proxy Agreement") granting Parent the right to vote such shares of Seller Stock in accordance with the terms set forth in the Voting and Proxy Agreement.

                                      Terms

            THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                 THE TRANSACTION

      1.1. Sale and Purchase of Assets.

            (a) Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 1.4), Seller shall sell, assign, transfer, deliver and convey to Buyer the Acquired Assets, free and clear of all Liens (as defined in Section 8.13) for the Purchase Price specified below in Section 1.5.

            (b) As used herein, the term "Acquired Assets" means all of Seller's right, title, and interest in, under and to all of the assets, properties and rights constituting, or used in, the Business as a going concern of every kind, nature and description other than Excluded Assets (as defined in Section 1.1(c) below), wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's books or financial statements, including all of the following assets, properties and rights constituting, or used in, the Business:

                  (i) all leaseholds and subleaseholds in real property, together with all easements, rights of way, uses, licenses, hereditaments, tenements, privileges and other appurtenances thereto, comprising all real property leaseholds or subleaseholds of Seller more particularly described in
Schedule 1.1(b)(i) hereto (the "Leasehold Real Property Interests");

                  (ii) all equipment, furnishings, furniture, fixtures, computer equipment, computer hardware, office equipment, office supplies, motor vehicles, goods, spare and repair parts and other tangible personal property (the "Equipment and Other Tangible Personal Property");

                  (iii) the Purchased IP (as defined in Section 2.13);

                  (iv) accounts, notes and other receivables;

                  (v) all prepaid items and unbilled receivables and fees;

                  (vi) Intellectual Property (as defined in Section 2.13), goodwill, licenses and sublicenses granted and obtained with respect thereto, and rights and remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

                  (vii) subject to Sections 1.2(a) and 1.3 hereof, all rights of Seller under the contracts, agreements and instruments relating to (A) the sale by Seller of its products or (B) the purchase or other acquisition by Seller of Purchased IP and (C) the grant to Seller of rights in or relating to the Licensed IP (as defined in Section 2.13); and

                  (viii) other contracts, agreements, purchase orders or instruments to which Seller is a party that are listed in Schedule 1.1(b)(viii) hereto ("Scheduled Contracts," and together with the contracts, agreements and instruments described in (vii) above, the "Contracts");

                  (ix) subject to Section 1.3, franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Authority (as defined in Section 8.13) and all pending applications therefor (the "Permits");

                  (x) books, records, ledgers, files, documents (including originally executed copies of all Contracts, correspondence, tax returns, memoranda, forms, lists (including customer or licensee lists), new product development materials, creative materials, advertising


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and promotional materials, studies, reports, whether in hard copy or electronic or magnetic format, in each instance, to the extent relating to, or otherwise material to the conduct of, the Business or the Employees (as defined in Section 2.16);

                  (xi) all rights, choses in action, claims and entitlements arising out of occurrences before or after the Closing Date, including third party warranties and guarantees and other similar contractual rights as to third parties held by or in favor of Seller or its Affiliates that relate to any of the Acquired Assets otherwise described in this Section 1.1(b); and

                  (xii) all assets and properties reflected on the Closing Net Asset Statement referred to in Section 1.6.

            (c) As used herein, the term "Excluded Assets" means all of Seller's
(i) cash and cash equivalents, (ii) real property and buildings located at [2365] NE Hopkins Court, Pullman, Washington (the "Premises"), and (iii) any and all rights of Seller in and to any real property associated with the operations of the Business formerly conducted in Oregon and the United Kingdom.

      1.2. Assumption of Certain Liabilities.

            (a) Subject to the terms and conditions of this Agreement, except as otherwise specifically provided in this Section 1.2 (including in respect of the Retained Liabilities, as set forth in paragraph (b) below) or in Section 1.3, Buyer hereby assumes and agrees to pay, discharge or perform, as appropriate, the following specific liabilities and obligations of Seller (the "Acquired Liabilities"):

                  (i) the liabilities and obligations of Seller arising in the regular and ordinary course of the Business that are reflected on the face of the Closing Net Asset Statement (excluding any notes or schedules thereto) in accordance with Section 1.6, but only to the extent of the amount reflected thereon;

                  (ii) all liabilities and obligations of Seller that are required to be performed or fulfilled, in whole or in part, on or after the Closing Date under the Contracts, except that Buyer shall not assume or agree to pay, discharge or perform any liabilities or obligations under any Contracts (A) that were required to be performed or fulfilled on or prior to the Closing Date or (B) that arise out of any breach or default (including for this purpose any event which, with notice or lapse of time, or both, would constitute such a breach or default) by Seller of any provision of any Contract, including liabilities or obligations arising out of any failure to perform any agreement, contract, commitment or lease in accordance with its terms prior to the Closing; and

                  (iii) the costs, up to $15,000, of the financial audit report of the Business for the five-month period ended May 31, 2002, requested by Buyer as a condition to Closing set forth in Section 5.1(g) below.

            (b) Buyer is not assuming any liabilities, commitments or obligations (contingent or absolute, known or unknown and whether or not determinable as of the Closing) of Seller except for the Acquired Liabilities as specifically and expressly provided for above, whether


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such liabilities or obligations relate to payment, performance or otherwise, and all liabilities, commitments or obligations not expressly transferred to Buyer hereunder as Acquired Liabilities are being retained by Seller (the "Retained Liabilities"), who shall remain liable therefor in accordance with the terms of this Agreement. Seller shall indemnify Buyer from all Retained Liabilities, including any Retained Liabilities created by statute or common law, in accordance with Section 6.1 hereof.

            Without limiting the foregoing, all of the following shall be considered Retained Liabilities and not Acquired Liabilities for the purposes of this Agreement:

                  (i) all liabilities and obligations of Seller or its Affiliates under any agreements, contracts, leases or licenses to which Seller or any such Affiliate is a party on the Closing Date, other than (a) Contracts, and (b) obligations of Seller reflected on the face of the Closing Net Asset Statement (excluding any notes or schedules thereto);

                  (ii) all obligations arising prior to the Closing under the Contracts that are required under the terms of the applicable Contract to be performed by Seller or its Affiliates prior to the Closing, and all liabilities or obligations arising from any breach or default or alleged breach or default by Seller or its Affiliates of a Contract;

                  (iii) except to the extent of Product warranties covered by
Section 1.2(a)(i) above, any product liability, breach of contract, product warranty, product return or similar claim, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made or alleged to have been made or which is imposed or asserted to be imposed by operation of law (including by reason of any "strict liability" or related theory of tort law), in connection with any product licensed, leased or sold by, or any service performed by or on behalf of, Seller or its Affiliates prior to the Closing, including any such claim relating to any Purchased IP and any such claim seeking recovery for consequential damages, lost revenue or income;

                  (iv) any federal, state, foreign or local Tax (as defined in Section 2.12(b)) (A), including any federal, state, foreign or local Tax payable with respect to the business, assets (other than Buyer's Taxes accruing from and after the Closing with respect to the Acquired Assets), properties or operations of Seller, or its Affiliates, or (B) incident to or arising as a consequence of the negotiation or consummation by Seller or its Affiliates of this Agreement and the transactions contemplated hereby;

                  (v) any liability or obligation with respect to compensation of any nature owed to any employees, former employees, agents or independent contractors of Seller, whether or not employed by Buyer after the Closing Date, that (A) arises out of or relates to the employment or service provider relationship between Seller or its Affiliates and any such individuals, or (B) arises out of or relates to events or conditions occurring on or before the Closing Date, including any obligation to grant options or pay severance, retention or "stay" bonuses, or similar arrangements;

                  (vi) all liabilities and obligations of Seller under any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security


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

Act of 1974, as amended ("ERISA")) maintained by Seller or any of its Affiliates, any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained by Seller or any of its Affiliates, and any other written or oral plan, agreement or arrangement maintained by Seller or any of its Affiliates involving direct or indirect compensation to employees of Seller or its Affiliates, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation of any employees of Seller or its Affiliates, including any such liabilities and obligations which arise on or before the Closing Date;

                  (vii) any liability or obligation of Seller or its Affiliates arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, and fees and expenses of counsel, accountants, brokers, finders and other experts;

                  (viii) any indebtedness for borrowed money, including any indebtedness secured by a Lien on any Acquired Assets, any liabilities arising from any guaranty, suretyship or similar arrangement, any liabilities under any letter of credit and any liabilities under any lease of any property (whether real, personal or mixed) which in conformity with generally accepted accounting principles ("GAAP") is or should be accounted for as a capital lease;

                  (ix) except as otherwise expressly set forth herein, any liability or obligation of Seller or its Affiliates relating to any business, division or operations not constituting the Business, including any business, division or operations previously sold by Seller or its Affiliates, and any liabilities or obligations arising out of any disposition of such business, division or operations;

                  (x) any liability or obligation of Seller arising out of any notice, claim, demand, action or proceeding based on or relating to any actual or alleged infringement, dilution, violation or misappropriation of any patent, copyright, trademark, trade secret or other intellectual property right of any third party including any such notice, claim, demand, action or proceeding arising out of any indemnification obligation to customers or licensees under any Contract; provided, however, that Seller shall not be obligated to indemnify Buyer with respect to any Retained Liability described in this Section 1.2(b)(x) unless Seller had knowledge on or before the Closing of any such alleged infringement, dilution, violation or misappropriation;

                  (xi) any liability of Seller or the Business to any Affiliate of Seller incurred prior to the Closing (the "Intercompany Payables"); or

                  (xii) any other liability of Seller or its Affiliates whatsoever, including any liability arising out of or relating to the ownership or operation of the Acquired Assets and the Business on or prior to the Closing Date (including any predecessor operations), including any claims, obligations or litigation arising out of or relating to events or conditions occurring on or before the Closing Date (including the threatened or pending litigation set forth on Schedule 2.18 hereto), regardless of when made or asserted, except, in the case of this subparagraph (xii), for the Acquired Liabilities as specifically and expressly set forth herein.


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

      1.3. Consent of Third Parties. Seller is assigning to Buyer, and Buyer is assuming, the Contracts and the Permits which are to be transferred to Buyer as and to the extent provided in this Agreement. To the extent that the assignment of all or any portion of any Contract or Permit shall require the consent of the other party thereto or any other third party, this Agreement shall not constitute an agreement to assign any such Contract or Permit included in the Acquired Assets if an attempted assignment without any such consent would constitute a breach or violation thereof. In order, however, to provide Buyer the full realization and value of every Contract and Permit of the character described in the immediately preceding sentence, Seller agrees that on and after the Closing, it will, at the request and under the direction of Buyer, in the name of Seller or otherwise as Buyer shall specify, take all reasonable actions and do or cause to be done all such things as shall in the reasonable opinion of Buyer or its counsel be necessary or proper (a) to assure that the rights of Seller under such Contracts and Permits shall be preserved for the benefit of or transferred or issued to Buyer and (b) to facilitate receipt of the consideration to be received by Seller in and under every such Contract and Permit, which consideration shall be held for the benefit of, and shall be delivered to, Buyer. Nothing in this Section 1.3 shall in any way diminish Seller's obligations hereunder to obtain all consents and approvals and to take all such other actions prior to or at Closing as are necessary to enable Seller to convey or assign good and marketable title free and clear of Liens (other than Permitted Exceptions) to all the Acquired Assets to Buyer.

      1.4. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") or the "Closing Date" shall occur no later than the second business day after the satisfaction or waiver of the conditions set forth in Article 5 hereof. Seller and Buyer each shall use its reasonable efforts to cause such conditions to be satisfied as soon as practicable after the date hereof.

      1.5. Purchase Price.

            (a) Purchase Price. The aggregate purchase price to be paid by Buyer for the purchase of the Acquired Assets is $6,800,000 (the "Purchase Price"), payable as provided in the succeeding sentence, and the assumption of the Acquired Liabilities. Of such $6,800,000, (i) $6,050,000 shall be payable in cash at the Closing (the "Closing Date Payment"), and (ii) $750,000 shall be in cash to be deposited by Buyer in escrow (the "Escrowed Amount") for payment, in whole or in part, to Seller and/or Buyer, pursuant to an escrow agreement in the form of Exhibit B hereto (the "Escrow Agreement"). Notwithstanding anything to the contrary in the preceding sentence, the Purchase Price is subject to adjustment as provided in Section 1.6 below.

            (b) Payment of Closing Date Payment. The Closing Date Payment shall be paid by the Buyer on the Closing Date by federal or other wire transfer to the account or accounts designated by Seller in writing at least two (2) business days prior to the Closing.

      1.6. Post-Closing Adjustment to Purchase Price.

            (a) Within ninety (90) days after the Closing, Buyer shall prepare and deliver to Seller a statement (the "Closing Net Asset Statement") of the Net Asset Value of the Business, as of the Closing Date, determined in accordance with GAAP and this Agreement. For purposes


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


hereof, (x) "Net Asset Value" with respect to the Business means (1) all Acquired Assets minus (2) all Acquired Liabilities, in each case as such assets and liabilities are accrued and reflected on the Closing Net Asset Statement; provided, however, that the amount for intangibles shall not be more than the amount on the Most Recent Balance Sheet (i.e., $256,000). Seller agrees to cooperate and agrees to request that BDO Seidman ("Seller's Accountants") cooperate, with Buyer and Buyer's accountants in connection with the preparation of the Closing Net Asset Statement, and, in connection therewith, shall provide to Buyer and Buyer's accountants such books, records and information as may be reasonably requested from time to time.

            (b) Except as otherwise provided in this Section 1.6(b), the Closing Net Asset Statement delivered by Buyer to Seller shall be deemed to be and shall be final, binding and conclusive on the parties hereto. Seller may dispute any amounts reflected on the Closing Net Asset Statement, but only on the basis that such amounts were not calculated in accordance with GAAP or this Agreement; provided, however, that Seller shall notify Buyer in writing of each disputed amount, and specify the amount thereof in dispute, within twenty (20) days of Seller's receipt of the Closing Net Asset Statement (such 20-day period hereinafter referred to as the "Review Period"). Any and all portions of the Closing Net Asset Statement which are not subject to dispute by Seller shall be deemed final and binding on the parties hereto, provided that such portions are not related to or affected by the disputed amount. In the event of a dispute with respect to the Closing Net Asset Statement, Buyer and Seller shall attempt to reconcile their differences and any written resolution mutually agreed by them as to any disputed amounts shall be final, binding and conclusive on the parties. If Buyer and Seller are unable to reach a written resolution to such effect within ten (10) Business Days of receipt of Seller's written notice of dispute to Buyer, Buyer and Seller shall submit the amounts remaining in dispute for resolution to an independent accountant firm of national reputation mutually appointed by Seller and Buyer (such independent accounting firm being herein referred to as the "Third Accounting Firm"), which shall, within ten (10) Business Days after such submission, determine and report to the parties upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto with respect to the amounts disputed. The fees and disbursements of the Third Accounting Firm shall be allocated between Buyer, on the one hand, and Seller, on the other, so that Seller's share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Seller to the Third Accounting Firm that is unsuccessfully disputed by Seller (as finally determined by the Third Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted by Seller to the Third Accounting Firm, and Buyer's share shall be the balance of such fees and disbursements.

            (c) Schedule 1.6(c) hereto sets forth the forecasted balance sheet of Seller as of February 28, 2002 (the "Most Recent Balance Sheet"), adjusted to reflect the Excluded Assets and the Retained Liabilities. The Most Recent Balance Sheet reflects a net asset value (i.e., Acquired Assets minus Acquired Liabilities) of $922,238. If the Net Asset Value as finally determined exceeds such $922,238, then the Purchase Price shall be increased, on a dollar-for-dollar basis, by such amount, and Buyer shall pay Seller the amount in cash by federal or other wire transfer of immediately available funds to an account or accounts designated by Seller. If the Net Asset Value as finally determined is less than such $922,238, then the Purchase Price shall be decreased, on a dollar-for-dollar basis, by such amount, and Seller shall pay Buyer the amount in cash by federal or other wire transfer of immediately available funds to an account or accounts designated by Buyer. Buyer or Seller, as the case may be, shall make any payment required as a result of an adjustment to the Purchase Price pursuant to this Section 1.6 within ten (10) Business Days after the amount has been finally determined in accordance with Section 1.6(b) (it being understood that with respect to any portion of the Closing Net Asset Statement which is not subject to dispute by Seller, the phrase "finally determined" shall mean the expiration of the Review Period), together with interest thereon for the period commencing on the Closing Date through the date on which such amount is paid, calculated at the rate announced by Citibank, N.A. from time to time as its prime or base interest rate for business loans (the "Prime Rate").

      1.7. Deliveries and Proceedings at Closing. At the Closing:

            (a) Deliveries to Buyer. Seller shall deliver to Buyer:

                  (i) the Escrow Agreement, duly executed by Seller;

                  (ii) the Noncompetition Agreement substantially in the form of Exhibit C hereto (the "Noncompetition Agreement"), duly executed by Seller;

                  (iii) general warranty assignments for all Leasehold Property (as defined in Section 2.10) duly executed and acknowledged by Seller, each substantially in the form of Exhibit D hereto;

                  (iv) the Foreign Investment in Real Property Tax Act Certification and Affidavit, duly executed by Seller, substantially in the form of Exhibit E hereto (the "FIRPTA Affidavit");

                  (v) an opinion of counsel to Seller, substantially in the form of Exhibit F hereto;

                  (vi) the Purchased IP, by electronic means reasonably acceptable to Buyer;

                  (vii) evidence of the consent and approval of third parties for the Contracts set forth on Schedule 1.7(a)(vii);

                  (viii) title certificates to any motor vehicles included in the Acquired Assets, duly executed by Seller (together with any other transfer forms necessary to transfer title to such vehicles);

                  (ix) all agreements, records and other documents required by this Agreement;

                  (x) a receipt for the payment of the Closing Date Payment, duly executed by Seller;

                  (xi) all such other instruments of conveyance as shall, in the reasonable opinion of Buyer, be necessary to vest in Buyer good, valid and marketable title to the Acquired

Assets in accordance with Section 1.1 hereof, including evidence of release and removal of all Liens on the Acquired Assets.

            (b) Deliveries By Buyer to Seller. Buyer shall deliver to Seller:

                  (i) wire transfer, to the account(s) specified by Seller, of immediately available funds in an amount equal to the Closing Date Payment;

                  (ii) wire transfer, to the account specified by the Escrow Agent under the Escrow Agreement, of immediately available funds in an amount equal to the Escrowed Amount;

                  (iii) the Escrow Agreement, duly executed by Buyer; and

                  (iv) the Noncompetition Agreement, duly executed by Buyer.

            (c) Transaction Documents. The agreements, instruments and documents referenced in this Section 1.7, together with this Agreement and such other agreements and instruments required to be delivered pursuant to this Agreement, are referred to herein collectively as the "Transaction Documents." The Transaction Documents to be executed and delivered by Seller hereunder are referred to herein collectively as "Seller Transaction Documents." The Transaction Documents to be executed and delivered by Buyer hereunder are referred to herein collectively as "Buyer Transaction Documents."

      1.8. Allocation of Consideration. The consideration paid by Buyer to Seller shall be allocated among the Acquired Assets on the basis of a valuation report of a valuation or accounting firm selected by Buyer. Buyer and Seller shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement (which for purposes of this Agreement includes the Transaction Documents) in a manner consistent with such allocation, including the preparation and filing of Form 8594 under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor form or successor provision of any future tax law, or any comparable provision of state or local tax law), with their respective federal, state and local income tax returns for the taxable year that includes the Closing Date and shall not take any position contrary thereto in connection with any amended return.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller represents and warrants to Buyer as follows:

      2.1. Qualification; No Interest in Other Entities.

            (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business as and where currently being conducted. Seller is qualified to do business and is in good standing as a foreign corporation in the jurisdictions in which the nature of the business conducted by it or the ownership or use of the assets and properties constituting its business make such qualification necessary, except for such jurisdictions the failure to qualify in which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.13).

            (b) No shares of any corporation or any ownership or other investment or equity interest, either of record, beneficially or equitably, in any Person, are included in the Acquired Assets.

      2.2. Authorization and Enforceability. Seller has full corporate power and authority to make, execute, deliver and perform this Agreement and the other Seller Transaction Documents to which it is a party, and the execution, delivery and performance of this Agreement and the other Seller Transaction Documents to which it is a party by Seller have been duly authorized by all necessary corporate action on the part of Seller, with the exception of the approval of the holders of a majority of the outstanding Seller Stock. This Agreement has been, and as of the Closing Date the other Seller Transaction Documents have been, duly executed and delivered by Seller. This Agreement is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms. As of the Closing Date, the other Seller Transaction Documents are the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms.

      2.3. No Violation of Laws or Agreements. The execution, delivery, and performance of this Agreement and the other Seller Transaction Documents do not, and the consummation of the transactions contemplated by this Agreement and the other Seller Transaction Documents will not, (a) contravene any provision of the Certificate of Incorporation or Bylaws or similar organizational document of Seller or (b) to Seller's knowledge, violate, conflict with, result in a material breach of, or constitute a material default (or an event which might, with the passage of time or the giving of notice, or both, constitute a material default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation or imposition of any Lien of any nature upon any of the Acquired Assets or give to others any interests or rights therein under, (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract or other agreement, oral or written, to which Seller is a party or by which the Business or any of the Acquired Assets may be bound in writing, (ii) any Permit, authorization, franchise, governmental approval or authorization or (iii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation, including any bulk sales laws.

      2.4. Financial Statements. The books of account and related records of Seller for the Business fairly reflect in reasonable detail all assets, liabilities and transactions relating to the Business and are in accordance with GAAP. Schedule 2.4 contains the Seller's audited financial statements as of the period ended December 31, 2000 (the "2000 Financial Statements") and Seller's unaudited financial statements as of and for the annual period ended December 31, 2001 (the "2001 Financial Statements" and together with the 2000 Financial Statements, the "Financial Statements"). The Financial Statements (a) are correct and complete in all material respects and are substantially in accordance with the books and records of Seller; (b) fairly present the results of operations, financial position, assets and liabilities of the Business as of their respective dates or for the periods covered thereby; (c) have been prepared in accordance with GAAP on a basis consistent with past practice; and
(d) reflect accurately all costs and expenses of the Seller as if the Seller was independent and not affiliated with any other corporation or business.

      2.5. No Changes. Since December 31, 2001, Seller has conducted the Business only in the ordinary course of business consistent with past practice. Without limiting the foregoing, since such date, except as disclosed in Schedule
2.5 hereto, with respect to the Business there has not been:

            (a) any material change in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Business (other than changes in the ordinary course of business consistent with past practice, none of which changes, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect);

            (b) (i) any material change in the salaries or other compensation payable or to become payable to, or (ii) any advance (excluding advances for ordinary business expenses) or loan greater than $25,000 to, any Employee or
(iii) any material change or addition to, or material modification of, other benefits (including any bonus, profit-sharing, pension or other employee benefit plan) to which any of the Employees are entitled, or (iv) any material payments to any employee benefit plan or any other pension, retirement, profit-sharing, bonus or similar plan except payments in the ordinary course of business;

            (c) any incurrence, assumption or guarantee of any obligation or liability (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice and which has not had and could not reasonably be expected to have a Material Adverse Effect;

            (d) any discharge or satisfaction of any Liens against or in favor of the Business, or payment or satisfaction of any obligation or liability of or relating to the Business, (whether absolute, accrued, contingent or otherwise) other than (i) liabilities shown on the 2001 Financial Statements, or (ii) liabilities incurred since the date of the 2001 Financial Statements in the ordinary course of business which have not had or could not reasonably be expected to have a Material Adverse Effect;

            (e) any change or any threat of any change in any of its relations with, or any loss or threat of loss of any of the suppliers, clients, customers, licensees, licensors or employees of the Business which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect, or any alteration in any material respect of the customary practices with respect to the collection of accounts receivable of the Business or payment of accounts payable of the Business or the provision of discounts, rebates or allowances;

            (f) any material modification, amendment or termination of any, or the entering into of any material contract, agreement, lease, plan or commitment to which Seller is a party or by which it is bound or any cancellation, modification or waiver of any material debts or claims held by Seller (including any such debts or claims of an Affiliate of Seller) or any waiver of any other material rights of Seller, in each case solely in respect of a Scheduled Contract or other Acquired Asset or Acquired Liability, or otherwise related to the Business;

            (g) any damage, destruction or loss affecting the Business in excess of $50,000, whether or not covered by insurance;

            (h) any material change by Seller in its method of accounting or keeping its books of account or accounting practice that relates to the Business;

            (i) any disposition of or failure to keep in effect any rights in, to or for the use of any Intellectual Property;

            (j) any sale, lease, license, transfer or other disposition of any assets, properties or rights of the Business, except licenses of Purchased IP in the ordinary course of business consistent with past practice;

            (k) any dividend, distribution or payment (including the declaration or setting aside therefor, or agreement with respect thereto) in respect of its capital shares or redemption, repurchase or acquisition (or agreement with respect thereto) of any of its capital shares, or the payment of any Intercompany Payables;

            (l) any Contract to make any capital expenditures in excess of $50,000 or any Contract to make capital expenditures in an amount which, when aggregated with any other such Contract, exceeds $50,000; or

            (m) any mortgage, pledge or subjection to Lien of any kind of any Acquired Assets.

      2.6. Contracts. Schedule 2.6 hereto contains a list of the following contracts and other agreements (written or oral) relating to the Business or by which Seller or any assets or properties of Seller (including any Acquired Assets or Acquired Liabilities) are bound or affected (irrespective of whether Seller or any Affiliate thereof is a party thereto):

            (a) any agreement (or group of related agreements) for the licensing, lease or sale of Purchased IP or other products, or other personal property, or for the furnishing or receipt of services (including maintenance or support services in respect of Purchased IP), the performance of which (i) will extend over a period of more than one year, (ii) has resulted in a loss to the Business in excess of $50,000 or (iii) will involve consideration in excess of $50,000;

            (b) any agreement (or group of related agreements) for the lease of
(i) personal property to or from any Person providing for lease payments in excess of $50,000 per annum or (ii) real property to or from any Person;

            (c) any agreement organizing, forming or governing a partnership, joint venture or similar arrangement;

            (d) any agreement prohibiting or restricting competition, soliciting persons for employment, soliciting customers for business or otherwise containing "noncompetition" or "nonsolicitation" provisions;

            (e) any agreement (or group of related agreements) under which the Business or Seller has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in an amount greater than $50,000, or any capitalized lease obligation under which any of the Acquired Assets are subject to a Lien;

            (f) any material agreement under which the consequences of a default or termination will likely have a Material Adverse Effect;

            (g) any material commission, distribution, dealer, representative or sales agency agreement related to the Business;

            (h) any agreement for the employment of any individual on a part-time, consulting, or other similar basis providing annual compensation in excess of $50,000 or providing severance or other post-termination benefits;

            (i) any other agreement (or group of related agreements) related to the Acquired Assets not otherwise described in paragraphs (a)-(h) above and continuing over a period of more than one (1) year from the date hereof or exceeding $50,000 in value.

Seller has delivered to Buyer a correct and complete copy of each written agreement listed in Schedule 2.6 and a written summary setting forth the terms and conditions of each oral agreement referred to therein. With respect to each contract listed on Schedule 2.6, except as disclosed on Schedule 2.6, (i) the agreement is legal, valid, binding, enforceable, and in full force and effect;
(ii) Seller is not, and to Seller's knowledge, no other party thereto, is in material breach or default, and no event has occurred (or, to Seller's knowledge, is likely to occur) which with notice or lapse of time (or both) would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (iii) neither Seller, nor to Seller's knowledge, any other party has repudiated or threatened to repudiate any provision of any Scheduled Contract and (iv) Buyer's acquisition of the Acquired Assets at the Closing will not give rise to a material breach, default or violation by Seller of any Scheduled Contract and will not require the consent or approval of any third party except as otherwise expressly set forth herein.

      2.7. Permits and Compliance With Laws. Except as disclosed in Schedule 2.7, Seller possesses and, to Seller's knowledge, is in compliance in all material respects with all permits, approvals, franchises, governmental authorities and registrations required to operate the Business and own, lease or otherwise hold the Acquired Assets under all applicable laws, rules, regulations, ordinances and codes. Except as disclosed in Schedule 2.7, to Seller's knowledge, Seller has conducted the Business and is now doing so in compliance with all applicable laws, rules, regulations, ordinances, codes, judgments and orders (including immigration laws, the Occupational Safety and Health Act and the rules and regulations thereunder ("OSHA") and the Americans with Disabilities Act). All Permits are in full force and effect, and there are no proceedings pending or, to Seller's knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any Permits. On the Closing Date, the Permits in full force and effect which will be transferred to Buyer, to the extent permissible to do so under applicable law or regulation, will constitute, to Seller's knowledge, all of the Permits required for Buyer's possession, ownership and use of the Acquired Assets and operation of the Business.

      2.8. Environmental Matters. To Seller's knowledge, the business, assets and properties of Seller are and have been operated and maintained in compliance, in all material respects, with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, "Environmental Laws"). To Seller's knowledge, no event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute material non-compliance by Seller with, or a material violation by Seller of, Environmental Laws. To Seller's knowledge, neither Seller nor any of Seller's Affiliates, has caused or knows of a disposal, discharge or release (as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA")) of wastes, pollutants, contaminants or hazardous or toxic substances, on or from any site which currently is or formerly was owned, leased, occupied or used by Seller or any of Seller's Affiliates. To Seller's knowledge, there is no site (a) which is listed, or proposed for listing on a registry or inventory of inactive hazardous waste sites or sites potentially requiring investigation or response maintained by any Authority and which currently is or formerly was owned, leased, occupied or used by Seller or its Affiliates or (b) with respect to which Seller or its Affiliates has received notice that Seller is considered to be a potentially responsible person for cleanup or other liability in respect of Environmental Laws or about which information has been requested from Seller or its Affiliates.

      2.9. Consents. Except as specified in Schedule 2.9, no consent, approval or authorization of, or registration or filing with, any Authority or, to Seller's knowledge, any other Person is required in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby, including in connection with the assignment of Scheduled Contracts to Buyer.

      2.10. Title. Seller has and is conveying to Buyer at Closing (by general warranty assignments in the case of Leasehold Real Property Interests ("Leasehold Property")) indefeasible, good and valid title to all of the Acquired Assets constituting personal property (including the Purchased IP) and a good, valid and marketable leasehold interest in all Leasehold Property. Except as specified in Schedule 2.10, none of the Acquired Assets is subject to any Lien.

      2.11. Sufficiency of Assets. No Affiliate of Seller has any ownership interests, Lien or other right, interest or title in or to any of the assets, rights or properties constituting or used in the conduct of the Business, including any assets, rights or properties (other than Excluded Assets) constituting or used in the conduct of the Business formerly conducted in Oregon and the United Kingdom.

      2.12. Taxes.

            (a) To Seller's knowledge, Seller and its Affiliates have (i) filed all returns and reports for Taxes, including information returns, that are required to have been filed in connection with, relating to, or arising out of, the Business, (ii) paid all Taxes that are shown to have come due pursuant to such returns or reports and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received. To Seller's knowledge, all such returns or reports relating to the Business have been prepared in accordance with all applicable laws. Schedule 2.12 lists all jurisdictions in which Seller has filed income, employment, sales and use and personal and real property tax returns with respect to the Business during the past three fiscal years. Except as disclosed in Schedule 2.7, there are no ongoing Tax audits or examinations or, to Seller's knowledge, threatened tax disputes with respect to the Business or Acquired Assets. The Seller is not a party to any tax sharing or tax allocation agreement.

            (b) As used herein "Taxes" and "Tax" mean any U.S. or non-U.S. federal, state, and local income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise tax, including any interest, penalty or addition thereto, whether disputed or not.

      2.13. Patents and Intellectual Property Rights.

            (a) Schedule 2.13(a) contains a complete and accurate list of all material patents and patent applications, trademarks, service marks, trade names, material copyrights (including computer software programs), and registrations and applications for registration of industrial designs, copyrights, mask works, trademarks, service marks, trade names, trade dress and domain names used or held for use by Seller in the conduct of the Business specifying as to each such item, as applicable: (i) the owner of the item, (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item, and (iv) the date of application and issuance or registration of the item.

            (b) Schedule 2.13(b) contains a complete and accurate list of all material licenses, sublicenses, consents and other agreements (whether written or otherwise): (i) pertaining to any patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, trade secrets, computer software (other than standard, commercially available off-the-shelf software), web site design, or other Intellectual Property used by Seller in the conduct of the Business, or (ii) by which Seller licenses or otherwise authorizes a third party to use such Intellectual Property. Neither Seller nor, to Seller's knowledge, any other party is in breach of or default under any such license or other agreement, and except as set forth on Schedule 2.13(b), each such license or other agreement, to Seller's knowledge, is now and, subject to obtaining any required consent to the assignment thereof by Seller to Buyer, upon the Closing shall be, valid and in full force and effect.

            (c) Except as set forth in Schedule 2.13(c), Seller owns or is licensed or otherwise has the right to use, and has the right to bring actions for the infringement or other violation of, all trademarks, service marks, trade names, copyrights, inventions, technology, know-how, designs, formulae, trade secrets, trade dress, mask works, confidential and proprietary information, computer software, domain names and other Intellectual Property used in the operation of the Business or necessary for the operation of the Business as it is currently conducted.

            (d) Except as set forth on Schedule 2.13(d), the Business as currently conducted, including the design, development, use, import, manufacture, license and sale of the products, technology or services of the Business, does not infringe, dilute, misappropriate or otherwise violate the patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, trade secrets or other Intellectual Property rights of any third party, and no claim has been made or notice given to that effect. To Seller's knowledge, the products, technology and services currently under development in connection with the Business do not infringe, dilute, misappropriate or otherwise violate the patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, trade secrets or other Intellectual Property rights of any third party, and no claim has been made or notice given to that effect. To Seller's knowledge, no third party has violated or infringed any of Seller's patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, trade secrets or other Intellectual Property rights. Except as set forth in Schedule 2.13(d), Seller has not given any indemnification to any third party against infringement of such Intellectual Property rights.

            (e) Except as set forth in Schedule 2.13(e), all of the patents, industrial design registrations, trademark and service mark registrations, copyright registrations, mask work registrations and domain name registrations indicated in Schedule 2.13(a) are valid and in full force, are held of record in the name of Seller, and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. Except as set forth in Schedule 2.13(e), Seller is the applicant of record in all patent applications, and applications for trademark, service mark, trade dress, industrial design, copyright, mask work and domain name registration indicated in Schedule 2.13(a), and no opposition, extension of time to oppose, interference, rejection, or refusal to register has been received in connection with any such application.

            (f) Seller has taken reasonable and customary steps to protect its confidential or proprietary information, including, without limitation, obtaining customary written non-disclosure agreements from employees, consultants and other third parties at or prior to the time of disclosure by Seller of any such confidential or proprietary information.

            (g) Schedule 2.13(g) contains a complete and accurate list of all material Purchased IP. Except as set forth on Schedule 2.13(g), Seller owns all right, title and interest in and to the material Purchased IP, free and clear of all Liens and other encumbrances, including claims or rights of joint owners and employees, agents, consultants or other parties involved in the development, creation, marketing, maintenance or enhancement of such computer software. To Seller's knowledge, the Purchased IP consists entirely of material: (i) which was created as a work for hire (as defined under U.S. copyright law) by a person or persons who were at the time of creation the regular, full-time, salaried employees of Seller, all rights in which are now owned by Seller or (ii) the IP ownership of which was fully and irrevocably transferred to Seller pursuant to a written agreement executed by the owner thereof. Except as set forth on Schedule 2.13(b), no Purchased IP has been licensed, sold, rented or otherwise transferred to any third party.

            (h) Schedule 2.13(h) contains a complete and accurate list of all material Licensed IP. Schedule 2.13(h) sets forth a list of all license fees, rents, royalties or other charges that, to

Seller's knowledge, Seller is required to or obligated to pay with respect to Licensed IP. Seller, to its knowledge, is in compliance in all material respects with all applicable provisions of such agreements and such agreements are now, and immediately following the Closing shall be, in full force and effect. The transactions contemplated under this Agreement do not and will not trigger any provision under any license or agreement related to the Licensed IP to renegotiate or increase the license, support or other fees or charges due under such license or agreement. All the licenses relating to Licensed IP constitute Contracts and, pursuant to the assignment of the Contracts to Buyer occurring hereunder, Buyer will succeed to all the rights of Seller to the Licensed IP.

            (i) The Purchased IP and the Licensed IP constitute all of the IP used in the Business as presently conducted. To Seller's knowledge, except as set forth on Schedule 2.13(i), all of the Purchased IP and Licensed IP is fully and adequately documented, and Seller has made adequate provision for the maintenance and enhancement of the Purchased IP and the Licensed IP for its continued use in the Business as presently conducted. To Seller's knowledge, except as set forth in Schedule 2.3(i) all of the Purchased IP and Licensed IP performs in material conformance with the applicable specifications and documentation for such Purchased IP and Licensed IP. To Seller's knowledge, the Purchased IP and the Licensed IP do not contain any viruses, "worms," cancelbots, disabling or malicious code.

            (j) The information technology systems included in the Acquired Assets, including all computer hardware, software, firmware and telecommunications systems used in the Business, perform in material conformance with the applicable specifications or documentation for such systems. Seller has taken commercially reasonable steps to provide for the archival, back-up, recovery and restoration of the critical business data of the Business, to the extent such data is included in the Acquired Assets.

            (k) As used herein, "Intellectual Property" or "IP" means, collectively, any and all of the following in any jurisdiction throughout the world: (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model and design patents, patent applications, patent registrations and applications for patent registrations, (ii) copyrights (including computer software in source code or object code form) and registrations and applications for registration of copyrights, (iii) trade secrets and legal rights therein,
(iv) trademarks, service marks, trade dress, logos, slogans, trade names and corporate names (whether or not registered), including all variations, derivations, combinations, registrations and applications for registration or renewals of the foregoing and all goodwill associated therewith, (v) Internet domain names and registrations and applications for registration or renewals thereof, (vi) all other intellectual property and proprietary rights and (vii) all remedies against past, present and future infringement or other violation of any of the foregoing rights and rights of protection of interest therein under the laws of all jurisdictions.

            (l) As used herein, "Licensed IP" means any Intellectual Property owned by parties other than Seller (and any related documentation) that is licensed to or used by Seller or are otherwise used in the Business.

            (m) As used herein, "Purchased IP" means any Intellectual Property owned by Seller (and any related documentation) that is used by Seller or otherwise used in the Business.

      2.14. Accounts Receivable. The accounts receivable of Seller arising from the Business as set forth on the Financial Statements or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and will be collected within ninety (90) days after the billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the Closing Net Asset Statement, the recorded allowance for collection losses on the Closing Net Asset Statement. The allowances for collection losses on the balance sheets included in the Financial Statements have been determined in accordance with GAAP consistent with past practice.

      2.15. Labor Relations.

            (a) Except as disclosed on Schedule 2.15(a) hereto: (i) no Employee is represented by any union or other labor organization; (ii) there is no unfair labor practice charge pending or, to Seller's knowledge, threatened against Seller relating to any of the Employees as relates to the Business; (iii) there are no negotiations or strikes, disputes, slow downs or stoppages relating to any of the Employees or the Business pending or, to Seller's knowledge, threatened against or involving Employees or the Business; and (iv) no labor grievance relating to any of the Employees or Former Employees as relates to the Business is pending.

            (b) With respect to each Employee on or before the Closing Date, Seller will have paid all accrued but unused vacation time, and all other accrued compensation, and satisfied all other employment-related payments and debts to such Employee in conjunction with the Seller's termination of such Employee's employment, such that, on the Closing Date, such Employees will not be owed any further compensation or other payment from Seller.

            (c) Each individual who has provided consulting services to Seller and who, at the time he or she provided such services, was not a then-current employee of Seller is referred to in this paragraph (d) as a "Consultant" with respect to any time period during which such individual provided consulting services to Seller but was not an employee of Seller. Each Consultant is or was (at the time such consulting services were provided to Seller but such Consultant was not an employee of Seller), an independent contractor of Seller and not an employee of Seller under all then-applicable federal, state and local laws, including but not limited to the Code, applicable workers compensation law and applicable unemployment insurance law.

            (d) Schedule 2.15(d) sets forth a list of all Employees who hold a temporary work authorization, including H-1B, F-1 or J-1 visas or work authorizations (the "Work Permits"), setting forth the name of the employee, the type of Work Permit and the length of time remaining on such Work Permit.

      2.16. Employee Benefit Plans.

            (a) Schedule 2.16(a) lists the name, job title, current base salary or hourly wage, date of hire, 2001 vacation entitlement, social security number (as applicable) and assigned location of all salaried and non-union hourly employees actively employed as of the Closing

Date by Seller or any of its Affiliates whose primary responsibilities relate to the Business. No such individual is on short-term disability or approved leave of absence. All individuals included on Schedule 2.16(a) are herein referred to as the "Employees."

            (b) To Seller's knowledge, set forth on Schedule 2.16(b) is a true and complete list (designated on a salary and hourly basis) of each material pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, employment, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, severance, salary continuation, termination, change-of-control, health, life, disability, group insurance, vacation, holiday, sick-day, sabbatical and fringe benefit plan, program, contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic and including any that have been frozen) maintained, contributed to, or required to be contributed to, by Seller or any of Seller's Affiliates in respect of any Employee of Seller, or under which Seller or any of Seller's Affiliates has any liability with respect to any Employee (the "Benefit Plans").

      2.17. Absence of Undisclosed Liabilities. Except as disclosed in Schedule
2.17 hereto, Seller, to its knowledge, has no liabilities with respect to the Business, either direct or indirect, matured, or unmatured or absolute, contingent or liquidated, except:

            (a) those liabilities set forth in the Most Recent Balance Sheet and not heretofore paid or discharged;

            (b) liabilities arising in the ordinary course of business under any Contract; and

            (c) those liabilities incurred, in or as a result of the normal and ordinary course of business since the date of the Most Recent Balance Sheet and reflected in the books and records related to the Business or that could, to Seller's knowledge, reasonably be expected to have a Material Adverse Effect.

      2.18. No Pending Litigation or Proceedings. Except as set forth on
Schedule 2.18, there are no actions, suits, investigations or proceedings (including any arbitration or mediation proceedings) pending against or, to Seller's knowledge, threatened against Seller in respect of the Business, or affecting the Business or any of the Acquired Assets. Except as disclosed in
Schedule 2.18 hereto, there are currently no outstanding judgments, decrees or orders of any court, arbitrator or Authority against Seller or any Affiliate of Seller, which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Acquired Assets. Seller has heretofore provided Buyer with a list setting forth generally a description of settlements or similar amounts paid in respect of any actions, suits, investigation or proceedings, actual or threatened, to the extent such settlement or payment occurred after December 31, 2001 (excluding workers' compensation claims) binding on any of Seller or any Affiliates of Seller with respect to the Business.

      2.19. Products Liability. Except as set forth on Schedule 2.19, to Seller's knowledge, there are no (a) liabilities, fixed or contingent, with respect to any products of the Business that are based on a theory of strict product liability or negligence (as distinct from product warranty claims described in clause (b) below), or (b) liabilities of Seller, fixed or contingent, which have been asserted, with respect to the Business for the breach of any express or implied product warranty with respect to any product manufactured, licensed or sold by Seller, or services provided by Seller in the conduct of the Business.

      2.20. Insurance. Seller has been covered in all material respects, and at all relevant times in the last five years by insurance in scope and amount that Seller believes is reasonable for the business in which it is engaged and the liabilities it has actually incurred in respect of the Business during such five year period.

      2.21. Relationship with Suppliers. Seller knows of no written or oral communication, fact, event or action which exists or has occurred within six months prior to the date of this Agreement, which would lead Seller reasonably to believe that any current supplier or licensor to Seller of items material to the Business, which items cannot be replaced at comparable cost and the loss of which would likely have a Material Adverse Effect, will terminate or adversely modify its business relationship with the Business.

      2.22. WARN Act. Seller has not employed one hundred (100) or more employees within the meaning of the WARN Act (29 USC ss.ss.2101 - 2109).

      2.23. Condition of Assets. Each tangible Acquired Asset, to Seller's knowledge, is free from material defects, has been maintained in a manner deemed reasonable by Seller, and is in good operating condition and repair (subject to normal wear and tear). Except as described on Schedule 2.23, to the knowledge of Seller, Seller's inventory is saleable in the ordinary course of business subject to any reserve therefor reflected on the Most Recent Balance Sheet.

      2.24. Transactions with Related Parties. Except as described in Schedule 2.24, since December 31, 2001, no Affiliate of Seller (and no officer or director of any such Affiliate, or any "associate" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of such officer or director) has engaged in any of the following transactions:

            (a) borrowed money in a material amount from or loaned money in a material amount to Seller for the benefit of the Business;

            (b) asserted any material contractual or other claims, express or implied, of any kind whatsoever against Seller relating to the Business or the Acquired Assets or the Acquired Liabilities; or

            (c) acquired any interest in the Acquired Assets.

      2.25. Brokerage. Except as set forth on Schedule 2.25, neither Seller nor its Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission, or any indemnification or limitation on liability, as a result of the transactions contemplated hereunder. Seller will be responsible for all liabilities and obligations set forth on Schedule 2.25.

      2.26. Disclosures. No representation or warranty made by Seller in this Agreement, any Schedule hereto or certificate furnished by Seller to Buyer pursuant to this Agreement or the other Seller Transaction Documents contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein in light of the circumstances under which they were made not misleading in any material respect. Seller has no reason to believe that any loss of any employee, agent, customer or supplier will result because of the consummation of the transactions contemplated hereby.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Seller as follows:

      3.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      3.2. Authorization and Enforceability. Buyer has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and the Buyer Transaction Documents. The execution, delivery and performance by Buyer of this Agreement and Buyer Transaction Documents have been duly authorized by all necessary corporate action on the part of Buyer, including, if required, stockholder approval. This Agreement has been, and as of the Closing Date the other Buyer Transaction Documents have been, duly executed and delivered by Buyer. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. As of the Closing Date, the other Buyer Transaction Documents are legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms.

      3.3. No Violation of Laws or Agreements. The execution, delivery and performance of this Agreement and the Buyer Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not
(a) contravene any provision of the Certificate of Incorporation or Bylaws of Buyer; (b) violate, conflict with, result in a breach of, or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation of any Lien of any nature whatsoever upon any of the Acquired Assets or give any other any interests or rights therein under (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit, or other agreement (written or oral) to which Buyer is a party, or by which Buyer may have rights or by which the Business or any of the Acquired Assets may be bound or affected, (ii) any permit, authorization, franchise, governmental approval or authorization or (iii) any judgment, injunction, writ, award, decree, restriction, ruling or order of any court, arbitrator or Authority, domestic or foreign, or any applicable constitution, law, ordinance, rule or regulation, including any bulk sales law. Buyer has had an opportunity to discuss the Business, management and financial affairs of Seller with directors, officers and management of Seller and has had the opportunity to review Seller's operations and facilities. Buyer has determined that the transactions contemplated by this Agreement are in the best interests of the stockholders of Buyer and are on terms that are fair to such stockholders.

      3.4. Consents. No consent, approval or authorization of, or registration or filing with, any Authority is required in connection with the execution, delivery and performance of this

Agreement or the other Buyer Transaction Documents or the consummation of the transactions contemplated hereby or thereby by Buyer.

      3.5. Brokerage. Buyer and its Affiliates have not made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereby.

                                   ARTICLE IV

                                    COVENANTS

      4.1. Change of Name. (a) After the Closing, Seller shall change its corporate name (i) so as to delete the words "Advanced Hardware Architectures" (in any combination of upper case and lower case letters) and (ii) to adopt a new name not similar to its existing name, and Seller will cause a certificate of amendment to its certificate of incorporation effecting such change to be duly filed with the Secretary of State of the State of Delaware within five (5) Business Days from the Closing Date. Promptly after such filing, Seller will deliver proof of said filing to Buyer. On the Closing Date, Seller shall deliver to Buyer any and all required instruments deemed necessary by any and all applicable Governmental Authorities to terminate any previously filed assumed name or trade names listed on Schedule 4.1. Seller shall cause the same to be duly filed with all applicable governmental or quasi-governmental offices within ten (10) days after the Closing. Promptly after any such filing, Seller will deliver proof of said filing to Buyer.

      4.2. Public Announcement. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of each other party, except (a) to its officers, directors, employees and representatives who need to know such information, (b) as may be reasonably necessary to comply with such party's covenants hereunder or to satisfy any of the conditions set forth in Article V hereof, or (c), in the case of Parent, as required by law or Nasdaq rule.

      4.3. Further Assurances. Seller from time to time after the Closing, at Buyer's request, will execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute such other documents, certifications, and further assurances as Buyer may reasonably require in order to vest more effectively in Buyer or to put Buyer more fully in possession of any of the Acquired Assets or better to enable Buyer to complete, perform and discharge any of the Acquired Liabilities. Each party shall cooperate and deliver such instruments and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

      4.4. Cooperation. Buyer and Seller shall cooperate with each other and shall cause their Affiliates, officers, employees, agents and representatives to cooperate with each other to ensure the orderly transition of the Business from Seller to Buyer and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

      4.5. Post-Closing Obligation to Employees.

            (a) Effective as of 12:01 a.m. on the Closing Date, Seller shall cause the employment of all Employees who are employees of Seller (other than those individuals who are listed on Schedule 4.5(a) and those individuals who are not actively employed due to short-term disability or approved leave of absence, whose employment shall be terminated upon their return to active employment) to be terminated. Effective as of 12:01 a.m. on the Closing Date, Buyer shall offer employment to all Employees terminated in accordance with the preceding sentence on terms and conditions determined by Buyer. All Employees to whom Buyer offers employment and who accept such employment are herein referred to as the "Transferred Employees." Nothing in this Section 4.5 shall limit Buyer's authority to terminate the employment of any Transferred Employee or any other Employee at any time and for whatever reason.

            (b) Seller shall be solely responsible for any liability, claim or expense (including reasonable attorneys' fees) related to compensation or employee benefits incurred by Buyer as the result of any claims against Buyer or its Affiliates that are made by any Employees or former employees (or the Beneficiary of any Employee or former employee) who do not become Transferred Employees, including claims asserted against Buyer as a result of their termination by Seller or its Affiliates, whether or not in accordance with the terms of this Agreement. As used herein, "Beneficiary" means the Person(s) designated by an Employee or former employee, by operation of law or otherwise, as entitled to compensation, benefits, insurance coverage, payments or any other goods or services under an employee benefit plan.

            (c) Seller shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature owed to any Transferred Employee or the Beneficiary of any Transferred Employee that arises out of or relates to the employment relationship between Seller or any of its Affiliates and any Transferred Employee. Without limiting the foregoing, Seller shall be responsible for the payment of any employee benefits (including, without limitation, any severance payments or benefits) that become due to any Transferred Employees as a result of their termination by Seller in accordance with Section 4.5(a).

            (d) Seller shall be responsible for all legally mandated health care continuation coverage for Employees and former employees and their covered dependents who had or have a loss of coverage due to a "qualifying event" (within the meaning of Section 603 of ERISA) which occurred or occurs on or prior to the Closing Date.

            (e) Seller shall retain liability for payment of any long-term or short-term disability benefits to any Employee or former employee that relate to a disability which first occurred prior to the Closing Date; provided, however, that Seller shall cease to be responsible for any such liability on and after the date that such Employee or former employee commences employment with Buyer. Notwithstanding any other provision of this Agreement to the contrary, any offer of employment by Buyer may be conditioned upon (i) any Employee or former employee having completed a physical examination, which will be performed by a physician chosen by Buyer, and (ii) Buyer's determination that the results of such test are acceptable.

      4.6. Taxes.

            (a) Buyer and Seller shall: (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax return, any audit or other examination by any taxing authority or any judicial or administrative proceeding with respect to Taxes;
(ii) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding; and
(iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing, Buyer and Seller shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting work papers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same.

      4.7. Certain Taxes and Expenses. Seller shall be responsible for state and local sales, use, transfer, real property transfer, documentary stamp, recording and other similar taxes arising from and with respect to the sale and purchase of the Acquired Assets. The parties shall cooperate in giving effect to the foregoing. Buyer shall bear its accounting, legal and other expenses incurred in connection with the transactions contemplated by this Agreement (it being understood that payment of Seller's expenses is dealt with in Section 1.2).

      4.8. Maintenance of Books and Records. Buyer and Seller shall cooperate fully with one another after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party has access to the business records, contracts and other information existing at the Closing Date and relating in any manner to the Acquired Assets (whether in the possession of Seller or Buyer). No files, books or records existing at the Closing Date and relating in any manner to the Acquired Assets shall be destroyed by any party for a period of six years after the Closing Date without giving the other party at least thirty (30) days prior written notice, during which time such other party shall have the right (subject to the provisions hereof) to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated by this Section 4.8 shall be during normal business hours and upon not less than two days prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

      4.9. Collection of Receivables. Seller shall if requested by Buyer, irrevocably authorize, instruct and direct that the account parties of all accounts, notes and receivables constituting Acquired Assets (such parties, the "Seller Account Parties") shall make and deliver all payments relating thereto on or after the Closing to such location, bank and account (the "Lockbox Account") as Buyer shall specify. If, notwithstanding such instruction, any of the Seller Account Parties remit payments on or after the Closing directly or indirectly to Seller or its Affiliates instead of to the Lockbox Account, Seller agrees promptly (and in any event no later than two business days following receipt) to deliver all such payments (including but not limited to negotiable instruments which shall be duly endorsed by Seller to the order of Buyer) to Buyer. Seller hereby designates, makes, constitutes and appoints Buyer (and all persons designated by Buyer) as its true and lawful attorney-in-fact to receive, give receipts for, take, endorse, assign, deliver, deposit, demand, collect, sue on, compound, and give acquittance for any and all information, documents, payments forms (including negotiable and non-negotiable instruments) and proceeds received by Buyer via the Lockbox Account or from Seller that relate to the accounts, notes and receivables of the Seller Account Parties constituting Acquired Assets, all in the sole discretion of Buyer. Seller shall use all reasonable efforts to assist Buyer in collecting in full from Seller Account Parties all amounts owed pursuant to all accounts, notes and receivables constituting Acquired Assets.

      4.10. Product Returns. Seller shall be responsible for (and indemnify Buyer for), customer or licensee claims for product returns with respect to products (a) developed, manufactured by or for, or licensed or sold by Seller or
(b) manufactured by or for Seller and licensed or sold by Buyer after the Closing, unless such returns result from product defects due primarily to Buyer's acts or omissions after the Closing or are Acquired Liabilities, and, provided such returns are accepted by Buyer under policies substantially the same as Seller's policies regarding returns and provided further, that Buyer shall promptly notify Seller upon learning of any claim for a product return or product warranty and shall supply Seller with information that Seller may reasonably request with respect thereto. Seller shall have the right to participate in, and shall be given reasonable prior written notice of, all discussions Buyer conducts with any customer or licensee in resolving the terms of any such return. Nothing in this Section 4.10 shall give rise to any liability of Seller for any claims based on the infringement of any third party's intellectual property rights.

      4.11. Exclusive Dealing. In consideration of the expense and effort expended and to be expended by Buyer in connection with its due diligence investigation of the Business and the Acquired Assets, Seller shall deal exclusively with Buyer for the sale of the Business and the Acquired Assets prior to July 31, 2002. Neither Seller, nor any of its officers, directors, or stockholders, nor any of Seller's Affiliates, their officers, directors or stockholders, shall either directly or indirectly(whether through representative, agents, financial advisors, counsel or otherwise): (a) initiate, solicit, seek , or accept any inquiries or proposals with respect to (i) a sale of any of the Seller's assets or the Business or (ii) the sale or other disposition of the stock of Seller, whether by merger, consolidation, liquidation, or reorganization of Seller (collectively referred to as an "Acquisition Proposal"), (b) engage in any negotiations concerning, or provide information to, or have any discussions with, any person relating to an Acquisition Proposal or (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal or undermine Buyer's attempt to consummate the transaction contemplated herein.

      4.12. Right of Inspection. From the date of this Agreement through the Closing Date, Seller shall permit Buyer and its authorized representatives, with reasonable notice to: (i) have full access to Seller's properties during regular business hours, (ii) make its employees and authorized representatives available to confer with Buyer and its authorized representatives, and (iii) make available to Buyer and its authorized representatives all books, papers and records relating to the Acquired Assets and the Business, or the Acquired Liabilities.

      4.13. Conduct of Business. Except as otherwise provided in this Section 4.13, from the date of this Agreement until the Closing Date, Seller will conduct the Business in a commercially reasonable manner and in substantially the same manner as it has previously. Seller will use all commercially reasonable efforts to preserve and maintain its assets and all relationships with, and the goodwill of, suppliers, customers and Employees. Seller will not
(a) do any act or omit to do any act that could reasonably be expected to cause a material breach or default of any material contract, obligation, lease, license, or other material agreement to which Seller is a party, (b) enter into any long-term supply contracts with any customers or (c) take any action or permit to occur any event of a type described in Section 2.5(a)-(m) hereof.

      4.14. Compliance With Bulk Transfer Act. To the extent applicable, the parties agree to waive compliance with the provisions of any bulk transfer laws. Seller agrees to indemnify and hold Buyer harmless from and with respect to any liability that may accrue to Buyer arising out of such waiver. A waiver by Buyer of compliance with such bulk transfer laws shall not in any manner waive, nullify or limit Seller's warranties or indemnities under this Agreement.

      4.15. Disclosure of Changes. Seller will promptly notify Buyer in writing of (a) any threatened lawsuit or claim; (b) any change that has a Material Adverse Effect; and (c) any material change in any representations or warranties of Seller set forth in this Agreement or in any exhibit, schedule, certificate or other document delivered to Buyer by Seller pursuant to this Agreement, if such material change would likely have a Material Adverse Effect.

      4.16. Stockholder Approval. As promptly as practicable after the date hereof, Seller, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and Bylaws,
(i) promptly and duly call, give notice of and hold a meeting of the holders of Seller Stock for the purpose of voting to (x) approve the principal terms of this Agreement, (ii) recommend to the stockholders of Seller that they vote in favor of the matters described in the preceding clause (i), (iii) include in any written material furnished to such holders such recommendation and (iv) take all reasonable and lawful action to solicit and obtain such vote in favor of the matters described in clause (i) above. At or prior to the Closing, Seller shall deliver to Parent a certificate of its Secretary setting forth the voting results from its stockholder meeting.

      4.17. Updating Schedules. Notwithstanding anything to the contrary contained in this Agreement, Seller shall be entitled at or before the Closing to amend any and all schedules referred to in Article II hereof for the purpose solely of reflecting thereon events that have occurred after the date hereof; provided, however, that any such amendment of any schedule shall not impair in any respect Buyer's right, pursuant to Section 5.1 hereof, with respect to the condition set forth in Section 5.1(a).

                                   ARTICLE V

                              CONDITIONS TO CLOSING

      5.1. Conditions Precedent to Obligations of Buyer. The obligation of Buyer under this Agreement to consummate the transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by Buyer:

            (a) Representations and Warranties Accurate. (i) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, (ii) the representations and warranties of Seller contained in this Agreement and as modified by any amended schedule pursuant to Section 4.17 hereof shall be true and correct in all material respects as of the Closing Date, and (iii) each material adverse change in any such amended schedule, and all such changes that are in the aggregate materially adverse, shall be satisfactory to Buyer in its sole discretion.

            (b) Performance by Seller. Seller shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing Date.

            (c) Consents. All consents required, and all notifications required to have been given, in connection with the consummation of the transactions contemplated by this Agreement and the Closing (including those set forth on Schedule 5.1(c) hereto) shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon Buyer of any condition, restriction or required undertaking.

            (d) Hi/fn, Inc. (i) Seller shall have effectively assigned to Buyer, or Buyer shall have entered into directly, a license agreement substantially on the terms of Seller's existing license with Hi/fn, Inc., pursuant to which Buyer shall have all the rights granted to Seller, including the right to use the licensed technology on all products developed by Seller (regardless of stage of development) or Buyer for consideration not in excess of $2.00 per unit, or (ii) Buyer shall have obtained a license with another party providing Buyer substantially comparable technology ("Alternate Technology") on terms, including economic terms, substantially comparable to the terms contemplated by the preceding clause (i), which other party shall be reasonably acceptable to Buyer in its discretion, including with respect to whether customers of the Business will desire to continue doing business with Buyer if Buyer will be relying upon such Alternate Technology for future products.

            (e) Mentor. Seller shall have effectively assigned to Buyer, or Buyer shall have entered into directly, a license agreement with Mentor, which license shall be satisfactory to Buyer, in its sole discretion.

            (f) Tyco Submarine Systems, Ltd. Seller, Tyco Telecommunications
(US) Inc. and Tyco Submarine Systems, Ltd. shall have entered into a Release and Settlement Agreement substantially in the form of Exhibit 5.1(f) hereto, except that such agreement shall, by its terms, be assignable to Buyer as a successor of substantially all of the assets of Seller.

            (g) Audit Report. Seller shall have delivered to Buyer financial statements as of and for the five-month period ending May 31, 2002, together with the audit report thereon of BDO Seidman.

            (h) No Legal Prohibition. No suit, action, investigation, inquiry or other proceeding by any Governmental Entity or other Person shall have been instituted or threatened which arises out of or relates to this Agreement, or the transactions contemplated hereby and no injunction, order, decree or judgment shall have been issued and be in effect or threatened to be issued by any Governmental Entity of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits, in a material manner, the consummation of the transactions contemplated hereby.

            (i) Certificate. Buyer shall have received a certificate, dated the Closing Date, signed by a duly authorized officer of Seller, to the effect that the conditions set forth in Sections 5.1(a) (i) and (ii), 5.1(b), and 5.1(c) have been satisfied.

            (j) Seller Stockholder Approval. Seller shall have delivered to Buyer evidence of the necessary stockholder approval to duly authorize Seller to make, execute, deliver and perform this Agreement and the other Seller Transaction Documents to which Seller is a party.

            (k) Seller Transaction Documents. Buyer shall have received from Seller the executed Seller Transaction Documents.

            (l) No Material Adverse Change. No event, violation, circumstance or other matter shall have occurred that has had a Material Adverse Effect or can reasonably be expected to have a Material Adverse Effect.

      5.2. Conditions Precedent to Obligations of Seller. The obligations of Seller under this Agreement to consummate the transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by Seller:

            (a) Representations and Warranties Accurate. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (b) Performance by Buyer. Buyer shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing Date.

            (c) No Legal Prohibition. No suit, action, investigation, inquiry or other proceeding by any Governmental Entity or other Person shall have been instituted or threatened which arises out of or relates to this Agreement or the transactions contemplated hereby and no injunction, order, decree or judgment shall have been issued and be in effect or threatened to be issued by any Governmental Entity of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits, in a material manner, the consummation of the transactions contemplated hereby.

            (d) Certificate. Seller shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by an officer of Buyer, to the effect that the conditions set forth in Sections 5.2(a) and 5.2(b) have been satisfied.

            (e) Buyer Transaction Documents. Seller shall have received from Buyer the executed Buyer Transaction Documents.

                                   ARTICLE VI

                INDEMNIFICATION AND CERTAIN ADDITIONAL COVENANTS

      6.1. Indemnification Obligations. Seller and Buyer agree as follows:

            (a) Seller's Indemnification Obligations. (i) Subject to the limitations contained in this Article VI, Seller shall indemnify Buyer and its Affiliates and the respective agents, advisors, representatives, directors and officers of Buyer and its Affiliates (the "Buyer Indemnified Parties") from, and hold the Buyer Indemnified Parties harmless from and against, any and all Damages arising out of or resulting from (A) any breach of any representation or warranty made by Seller in this Agreement, (B) any breach of any covenant or agreement made by Seller in this Agreement (other than in Section 4.10 or 4.11 hereof) or in any Seller Transaction Document, (C) any violation or liability arising under any bulk sales law, (D) any Retained Liability, (E) the reasonable costs of enforcing any Buyer Indemnified Party's rights hereunder, and (F) any breach of any covenant or agreement made in Section 4.10 or 4.11 hereof.

                  (ii) For purposes of this Agreement, "Damages" shall mean any and all losses, liabilities, obligations, damages (including governmental penalty or punitive damages and including reasonable costs of investigation, clean up and remediation), deficiencies, interest, costs and expenses and any claims, actions, demands, causes of action, judgments, costs and expenses (including reasonable attorneys' fees and all other reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened incurred in connection with the successful enforcement of this Agreement).

            (b) Buyer's Indemnification Obligations. Buyer shall indemnify Seller and its agents, advisors and representatives and their respective directors, officers and other Affiliates (the "Seller Indemnified Parties") from, and hold the Seller Indemnified Parties harmless from and against, any and all Damages arising out of or resulting from (i) any breach of any representation warranty made by Buyer in this Agreement, (ii) any breach of any covenant or agreement made by Buyer in this Agreement or in any Buyer Transaction Document, (iii) any Acquired Liabilities, and (iv) the reasonable costs of enforcing any Seller Indemnified Party's rights hereunder.

            (c) Indemnification Procedures.

                  (i) A party seeking indemnification pursuant to this Section
6.1 (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, the incurrence of any Damages, or the commencement of any action, suit or proceeding, of which it has knowledge and in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such required notice shall relieve the Indemnifying Party of any liability hereunder only to the extent that the Indemnifying Party has suffered material actual prejudice thereby. The

Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within ten (10) business days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), to assume the defense of such Third Party Claim which involves (and continues to involve) solely monetary damages; provided that (A) the Indemnifying Party expressly agrees in such notice that, as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim;
(B) the defense of such Third Party Claim by the Indemnifying Party will not, in the reasonable judgment of the Indemnified Party, have any continuing material adverse effect on the Indemnified Party's business; and (C) the Indemnifying Party makes reasonably adequate provision to ensure the Indemnified Party of the ability of the Indemnifying Party to satisfy the full amount of any adverse monetary judgment that may result (the conditions set forth in clauses (A), (B) and (C) are collectively referred to as the "Litigation Conditions").

                  (ii) Within ten (10) days after the Indemnifying Party has given notice to the Indemnified Party of its intended exercise of its right to defend a Third Party Claim, the Indemnified Party shall give notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions. If the Indemnified Party so objects, the Indemnified Party shall continue to defend the Third Party Claim until such time as such objection is withdrawn. If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party shall be entitled to assume and conduct such defense, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party, until such time as the Indemnified Party shall give notice that any of the Litigation Conditions, in its reasonable judgment, are no longer satisfied.

                  (iii) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other party is defending as provided in this Agreement.

                  (iv) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), enter into any compromise or settlement which commits the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

                  (v) Any Buyer Indemnified Party shall be entitled to payment from the Escrowed Amount of any amount due such Buyer Indemnified Party pursuant to this Article VI and Seller shall give the escrow agent under the Escrow Agreement all such notices as shall be necessary to permit such payment from the Escrowed Amount. Subject to any Buyer

Indemnified Parties' claims under this Article VI that may be pending at such time, Seller shall be entitled to payment of the Escrowed Amount (or balance thereof, as the case may be) upon the date that is twelve (12) months after the Closing Date and Buyer shall give the escrow agent under the Escrow Agreement all such notices as shall be necessary to permit such payment to Seller. Amounts paid in respect of indemnification obligations of the parties, including any portion of the Escrowed Amount paid to the Buyer Indemnified Parties pursuant to the Escrow Agreement, shall be treated as an adjustment to the Purchase Price. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                  (vi) No action or claim for Damages arising out of or resulting from a breach of representations or warranties shall be brought or made after the expiration of the period set forth in Section 8.2.

                  (vii) The indemnification provided for in Section 6.1(a)(i)(A), Section 6.1(a)(i)(B), Section 6.1(b)(i) or Section 6.1(b)(ii) hereof shall not be required unless and until, at the time of any such determination, the aggregate amount of Damages otherwise subject to indemnification under this Section 6.1 exceeds $200,000, in which event the indemnified party or parties will be entitled to indemnification for the full amounts of their Damages; provided, however, that the foregoing limitation shall not apply to any claim based on (A) a breach of the representation set forth in
Section 2.14 hereof or (B) a breach of any representation or warranty made in this Agreement constituting fraud. Notwithstanding anything to the contrary contained in this Agreement, Seller's maximum indemnity obligation under Section 6.1(a)(i)(A) or Section 6.1(a)(i)(B) for the payment of Damages, and Buyer's and any Buyer Indemnified Party's sole and exclusive remedy for any breach of any representation or warranty made by Seller in this Agreement or for the breach of any covenant or agreement made by Seller in this Agreement (other than Sections
4.10 or 4.11 hereof) or in any Seller Transaction Document shall in no event exceed the Escrowed Amount; provided, however, that the foregoing limitation shall not apply to any claim based on (x) a breach of the representation set forth in Section 2.14 hereof or (y) a breach of any representation, warranty, covenant or agreement made by Seller in this Agreement or any Seller Transaction Document constituting fraud.

                  (viii) No right to indemnification under this Section 6.1 shall be limited by reason of any investigation or audit conducted before or after the Closing of any party hereto or the knowledge of such party of any breach of any representation, warranty, agreement or covenant by the other party at any time, or the decision by such party to complete the Closing. Notwithstanding anything to the contrary herein, Buyer shall have the right, irrespective of any knowledge of audit or investigation by Buyer, to rely fully on the representations, warranties and covenants of Seller contained herein. Seller acknowledge and agree that each of the representations and warranties of Seller in this Agreement is not to be affected or limited by any previous or other disclosures, express or implied, to Buyer, its officers, representatives or professional advisors.

                                   ARTICLE VII

                                   TERMINATION

      7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 7.1(b) through (e), by written notice by the terminating party to the other party):

            (a) by mutual written consent duly authorized by an officer of Seller and an officer of Buyer; or

            (b) by either Buyer or Seller if the Closing shall not have occurred on or prior to July 31, 2002 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

            (c) by either Buyer or the Seller if a Governmental Entity shall have (i) issued a non-appealable final judgment, order, injunction, decree or ruling or taken any other action or (ii) enacted, enforced or deemed applicable to the transactions contemplated hereby a Law in final form, in each case having the effect of permanently restraining, enjoining, prohibiting or making illegal the consummation of the transactions contemplated hereby (provided that the party seeking to terminate pursuant to this Section 7.1(c) shall have used commercially reasonable efforts to have any such judgment, order, injunction, decree, ruling or other action vacated or lifted); or

            (d) by Buyer, upon a material breach of any representation, warranty, covenant or agreement of the Seller set forth in this Agreement such that the conditions set forth in Section 5.1(a) or 5.1(b) would not be substantially satisfied (a "Seller Terminating Breach"), provided that, if such Seller Terminating Breach is curable prior to the expiration of thirty (30) days from notice to the Seller of its occurrence through the exercise of the Seller's commercially reasonable efforts, and for so long as the Seller continues to exercise such commercially reasonable efforts, Buyer may not terminate this Agreement under this Section 7.1(d) until the expiration of such period without such Seller Terminating Breach having been cured (but in no event shall the preceding proviso be deemed to extend the date set forth in Section 7.1(b)); or

            (e) by the Seller, upon a material breach of any representation, warranty, covenant or agreement of Buyer set forth in this Agreement such that the conditions set forth in Section 5.2(a) or 5.2(b) would not be substantially satisfied (a "Buyer Terminating Breach"), provided that, if such Buyer Terminating Breach is curable prior to the expiration of thirty (30) days from notice to Buyer of its occurrence through the exercise of Buyer's commercially reasonable efforts, and for so long as Buyer continues to exercise such commercially reasonable efforts, Seller may not terminate this Agreement under this Section 7.1(e) until the expiration of such period without such Buyer Terminating Breach having been cured (but in no event shall the preceding proviso be deemed to extend the date set forth in Section 7.1(b)).

      7.2. Effect of Termination. Upon the termination of this Agreement pursuant to Section 7.1, each party's right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 4.2 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party, or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1. Construction. Buyer and Seller have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents. In the event any ambiguity or question of intent or interpretation arises, this Agreement and the Transaction Documents shall be construed as if drafted jointly by Buyer and Seller and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or the other Transaction Documents. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" in this Agreement shall mean "including without limitation." Nothing in the Disclosure Schedules hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the exception is described on the Disclosure Schedule with reasonable particularity and expressly refers to the applicable section of this Agreement. Section references refer to this Agreement unless otherwise specified.

      8.2. Nature and Survival of Covenants and Representations. With respect to the several covenants, agreements, representations and warranties of the parties hereto in this Agreement or in any Disclosure Schedule or Exhibit hereto or any certificate or other document delivered pursuant to this Agreement: (a) the covenants and agreements (including in respect of Retained Liabilities and Acquired Liabilities and indemnification therefor) shall survive the Closing indefinitely; and (b) the representations and warranties shall survive until the date twelve (12) months after the Closing Date except that (i) the representations and warranties of Seller set forth in Sections 2.1, 2.2, 2.3,
2.10 and 2.11 and of Buyer set forth in Sections 3.1, 3.2 and 3.3 shall survive indefinitely; and (ii) the representations and warranties of Seller set forth in Sections 2.8, 2.12 and 2.16 shall survive until the statute of limitations applicable to such matters expires.

      8.3. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed duly given only upon delivery to the party personally (including by reputable overnight courier service), when faxed (with written confirmation of transmission having been received) during normal business hours or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below (or at such other address for a party as shall be specified by such party by like notice):

             If to Buyer:

                               Comtech/AHA Acquisition Corp.
                               c/o Comtech Telecommunications Corp.
                               105 Baylis Road
                               Melville, New York  11747
                               Fax: (631) 777-8877
                               Attention:  Fred Kornberg

             with a copy to:

                               Proskauer Rose LLP
                               1585 Broadway
                               New York, New York  10036-8299
                               Fax: (212) 969-2900
                               Attention: Robert A. Cantone, Esq.

             If to Seller:

                               Advanced Hardware Architectures, Inc.
                               2345 NE Hopkins Court
                               Pullman, Washington  99163-5601
                               Fax:
                               Attention:

             with a copy to:

                               White & Lee LLP
                               545 Middlefield Road, Suite 250
                               Menlo Park California 94025
                               Fax: (650) 470-4099
                               Attention: David R. Lee, Esq.

      8.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Buyer may assign its rights under this Agreement to any Affiliate or any successor in interest to, or assignee of, Buyer or any of the Acquired Assets; provided that such Affiliate, successor in interest or assignee of Buyer agrees to be bound by all the terms and conditions of this Agreement, including Buyer's obligations to indemnify Seller under Section 6.1 below.

      8.5. Exhibits and Schedules. All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

      8.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

      8.7. Consent to Jurisdiction. Each of Buyer and Seller irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York sitting in New York County and (b) the United States District Court for the Southern District of New York, for purposes of any suit, action or other proceeding arising out of this Agreement or transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each of Buyer and Seller further agrees that service of any process, summons or document by U.S. registered mail to such party's respective address set forth in Section 8.3 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has been submitted to jurisdiction as set forth in the immediately preceding sentence. Each of Buyer and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in of (a) the Supreme Court of the State of New York sitting in New York County and (b) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      8.8. Severability. The parties agree that (a) the provisions of this Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

      8.9. No Third Party Beneficiaries. Nothing herein expressed or implied is intended or should be construed to confer upon or give to any Person other than the parties hereto (and the Buyer Indemnified Parties and Seller Indemnified Parties referred to in Section 6.1) and their successors and permitted assigns any benefits, rights or remedies under or by reason of this Agreement.

      8.10. Amendment and Waiver. The parties may, by mutual agreement, amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of the other party; (b) waive any inaccuracies in representations and warranties by the other party; (c) waive compliance by the other party with any of the covenants or agreements contained herein and performance of any obligations by the other party; and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party providing such waiver or extension, as the case may be. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

      8.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

      8.12. Headings. The headings preceding the text of the sections and paragraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

      8.13. Certain Defined Terms. As used herein, the terms below have the following definitions:

            (a) "Affiliate" of any Person means any Person, directly or indirectly controlling, controlled by or under common control with such Person, including, for any purpose relating to employee benefits, an entity that is, or at any relevant time was, together with the Seller, treated as a "single employer" under Section 414(b), 414(c), 414(m) or 414(o) of the Code.

            (b) "Authority" means any federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof or any court or arbitrator).

            (c) "Lien" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, covenant, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

            (d) "Material Adverse Effect" means any event, violation, inaccuracy, circumstance or other matter relating to the Acquired Assets or Acquired Liabilities that causes Buyer to incur actual damages in the aggregate amount of $200,000 or more, as determined at the time of such precipitating event, violation, inaccuracy circumstance or other matter.

            (e) "Person" means an individual, a corporation, a partnership, an association, a joint venture, a limited liability Seller, an Authority, a trust or other entity or organization.

            (f) "Seller's knowledge" means the actual knowledge of Pat Owsley, Consultant, Bill Thomson, President, Dawn Barnard, Controller, Bruce Willis, Operations Manager, Brad Linstrom, Test and Product Engineering Manager, and each member of the Board of Directors of Seller as constituted as of the date hereof. Seller's knowledge does not mean that Seller has made any actual inquiry, nor does it mean that Seller has made the inquiry that might have been made by a "reasonable" person under the circumstances.

      8.14. Entire Agreement. This Agreement, together with the Disclosure Schedules and Exhibits hereto and the other Transaction Documents, constitutes the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

      8.15. Parent. Parent shall cause Buyer to perform each of its obligations under this Agreement.

                            [Signature page follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.



                            COMTECH TELECOMMUNICATIONS CORP.


                            By  /s/ Michael D. Porcelain
                                ------------------------------------------------
                                Name: Michael D. Porcelain
                                Title: Vice President of Operational Finance


                            COMTECH/AHA ACQUISITION CORP.


                            By  /s/ Robert McCollum
                                ------------------------------------------------
                                Name: Robert McCollum
                                Title: President


                            ADVANCED HARDWARE ARCHITECTURES, INC.


                            By  /s/ William H. Thomson
                                ------------------------------------------------
                                Name: William H. Thomson
                                Title: President